UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2009

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Additional Purchases Agreement

In connection with the previously announced acquisition of all of the outstanding shares of PARIS RE Holdings Limited, a French-listed, Swiss domiciled diversified reinsurer (“PARIS RE”), PartnerRe Ltd., a Bermuda exempted company (“PartnerRe”), entered into a Securities Purchase Agreement (the “Additional Purchases Agreement”) on July 25, 2009 to purchase (the “Additional Purchases”) 15,757,833 PARIS RE common shares held by certain PARIS RE shareholders.  The Additional Purchases will close contemporaneously with the closing of the previously announced purchase (the “Block Purchase”) by PartnerRe of approximately 57% of the outstanding PARIS RE common shares from certain other PARIS RE shareholders.  The Additional Purchases are conditioned upon the closing of the Block Purchase and will not be consummated if the Block Purchase does not close.  The PARIS RE common shares to be acquired in the Additional Purchases represent in the aggregate approximately 19.5% of the outstanding PARIS RE common shares, which, when added together with the approximately 6% of the outstanding PARIS RE common shares that PartnerRe already owns and the PARIS RE common shares to be purchased by PartnerRe in the Block Purchase, will give PartnerRe an aggregate ownership of approximately 83% of the outstanding PARIS RE common shares at the closing of the Block Purchase.

The purchase price per PARIS RE common share payable in the Additional Purchases is the same per share consideration, consisting of 0.30 PartnerRe common shares for each PARIS RE common share, payable in the Block Purchase.  The per share purchase price is subject to the same tangible book value per share adjustment applicable to the Block Purchase, which provides for an adjustment, upwards or downwards, to the per share consideration if PartnerRe’s and PARIS RE’s tangible book values per shares diverge significantly relative to each other prior to the closing of the Block Purchase.  In addition, as is the case in the Block Purchase, the Additional Purchase Agreement contemplates the payment of a PartnerRe promissory note to each of the selling shareholders participating in the Additional Purchases if the extraordinary cash distribution that PARIS RE intends to pay to all holders of PARIS RE common shares immediately prior to the closing of the Block Purchase is not paid in full at that time.  If issued, each promissory note will have a principal amount denominated in Swiss francs equal to, for each PARIS RE common share sold, the difference between CHF 4.17 (the Swiss franc equivalent of US$3.85 as of July 7, 2009, the date on which PARIS RE fixed the U.S. dollar/Swiss franc currency exchange rate to be used for the extraordinary cash distribution) and the per share amount of the extraordinary cash distribution actually paid.  No promissory notes will be issued if the Block Purchase does not close for any reason.

The selling shareholders participating in the Additional Purchases are: Mr. Peter A. Appel; an affiliate of BAML Capital Partners; Mr. Frank Borelli; Mr. Stephen Cloetingh; Mr. Thomas K. Cloetingh; an affiliate of the AXA Group; an affiliate of the Credit Suisse Group AG; Mr. Stephen G. Franks; the General Electric Pension Trust; affiliates of HarbourVest Partners, LLC; Mr. William J. Krochalis; Mr. Robert J. Newhouse, Jr.; Mr. Stephan F. Newhouse; certain funds managed by OZ Management LP and its affiliates; Procific; and the Teachers Insurance and Annuity Association of America.  Each of these selling shareholders has acknowledged its eligibility to participate in a Purchase by representing that (i) it owned all or a portion of the PARIS RE common shares subject to the Additional Purchases Agreement prior to PARIS RE’s initial public offering or directly acquired all or a portion of such shares in a private transaction from a person that owned such shares prior to such time and (ii) all PARIS RE common shares subject to the Additional Purchases Agreement were acquired by such selling shareholder prior to July 6, 2009, the first trading day following the first public announcement by PartnerRe of its intention to acquire all of the outstanding PARIS RE common shares.

The Additional Purchases are structured as separate agreements between PartnerRe, on the one hand, and each selling shareholder participating in the Additional Purchases, on the other hand.  As between PartnerRe and each selling shareholder, the Additional Purchases Agreement contains customary termination rights for both PartnerRe and the selling shareholder and also provides that either such selling shareholder or PartnerRe may terminate the Additional Purchases Agreement if the agreement governing the Block Purchase has been terminated.

Each selling shareholder participating in the Additional Purchases has unconditionally agreed to vote in favor of each of the actions required to be approved by the PARIS RE shareholders in order to consummate the Block Purchase.  The votes of these selling shareholders together with the votes of the selling shareholders participating in the Block Purchase are sufficient to approve all matters required to be approved by the PARIS RE shareholders without the affirmative vote of any other PARIS RE shareholder.

The Additional Purchases Agreement also provides the selling shareholders with certain registration rights with respect to the PartnerRe common shares they will receive upon consummation of the Additional Purchases.

The foregoing description of the Additional Purchases Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Additional Purchases Agreement, which is filed as Exhibit 2.1 hereto.

Amendment to OZ Tender and Support Agreement

As previously announced, PartnerRe entered into a tender and support agreement with certain funds managed by OZ Management LP and its affiliates (the “OZ Tender and Support Agreement”) pursuant to which such funds agreed to tender all of their PARIS RE common shares, representing in the aggregate approximately 6% of the outstanding PARIS RE common shares, in the voluntary public exchange offer that, subject to certain conditions, PartnerRe expects to cause one of its wholly owned subsidiaries to commence following the closing of the Block Purchase.  Subsequent to entering into the OZ Tender and Support Agreement, certain of these funds agreed to participate in the Additional Purchases and sell their PARIS RE common shares to PartnerRe contemporaneously with the closing of the Block Purchase.  In connection with this, PartnerRe and certain funds managed by OZ Management LP and its affiliates entered into Amendment No. 1 to the OZ Tender and Support Agreement (the “T&S Agreement Amendment”) to, among other things, terminate the OZ Tender and Support Agreement with respect to those funds agreeing to sell their PARIS RE common shares as part of the Additional Purchases, decreasing the aggregate number of PARIS RE common shares subject to the OZ Tender and Support Agreement to 0.13% of the outstanding PARIS RE common shares.

The foregoing description of the T&S Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the T&S Agreement Amendment, which is filed as Exhibit 2.2 hereto.

Item 9.01        Financial Statements and Exhibits

Exhibit No.	Description
2.1	Form of Securities Purchase Agreement dated as of July 17, 2009 and effective as of July 25, 2009 between PartnerRe Ltd. and each seller named therein

2.2
Amendment No. 1 to the Tender and Support Agreement dated as of July 25, 2009 among PartnerRe Ltd., Gordel Holdings Limited, Goldman Sachs & Co. Profit Sharing Master Trust, OZ Master Fund, Ltd., OZ Europe Master Fund Ltd. and OZ Select Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)

Date:	July 27, 2009	By:	/s/ Amanda E. Sodergren
			Name:	Amanda E. Sodergren
			Title:	Chief Legal Counsel

Exhibit Index

Exhibit No.	Description
2.1	Form of Securities Purchase Agreement dated as of July 17, 2009 and effective as of July 25, 2009 between PartnerRe Ltd. and each seller named therein

2.2
Amendment No. 1 to the Tender and Support Agreement dated as of July 25, 2009 among PartnerRe Ltd., Gordel Holdings Limited, Goldman Sachs & Co. Profit Sharing Master Trust, OZ Master Fund, Ltd., OZ Europe Master Fund Ltd. and OZ Select Master Fund, Ltd.